UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/02/2005

Centene Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-725-4477
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 2, 2005, Superior HealthPlan, Inc. (Superior), a subsidiary of Centene, was notified by the Texas Health and Human Services Commission (HHSC) of the full execution of a Medicaid/CHIP HMO Managed Care contract between HHSC and Superior (the "Parties"). The operational start date, the date membership operations commence under the contract, is September 1, 2006. The initial contract term is effective through August 31, 2008; however, the Parties may mutually agree to renew the contract for an additional period or periods not to exceed a total term of eight (8) years. The agreement may be terminated at any time by HHSC under the terms specified in the contract.

Among other things, the contract expands Superior's current Service Areas to also include the Medicaid STAR HMO program for the Lubbock Service Area, the Medicaid STAR HMO and CHIP programs for the Nueces Service Area, and the CHIP HMO program for the Travis Service Area.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centene Corporation

Date: December 08, 2005	By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman and Chief Executive Officer